UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2023

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, pursuant to the Seventh Amended and Restated Bylaws of Essex Property Trust, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company approved an increase in the size of the Board to twelve directors and elected each of Anne B. Gust and John V. Arabia as directors to fill the vacancies on the Board created by such increase, with both the increase and subsequent elections of Ms. Gust and Mr. Arabia to be effective as of January 1, 2024 (the “Effective Date”). Neither Ms. Gust nor Mr. Arabia will initially serve on any committees of the Board.

Ms. Gust, age 65, served as Special Counsel to the Governor of the State of California from 2011 until 2019, having previously served as Special Counsel to the Attorney General of the State of California from 2007 to 2011.  Prior to that, she served in various legal and management roles of increasing responsibility during her tenure at The Gap, Inc. (NYSE: GPS) from 1991 until her retirement in 2005, including as Executive Vice President and Chief Administrative Officer from 2000 to 2005 and, prior to that, as General Counsel and Corporate Secretary. Ms. Gust also served as a member of the Board of Directors of Jack in the Box Inc. (NASDAQ: JACK) from 2003 to 2010. Prior to joining The Gap, Inc., Ms. Gust was an attorney at the law firms of Orrick, Herrington & Sutcliffe LLP and Brobeck, Phleger & Harrison LLP. Ms. Gust holds a J.D. from the University of Michigan and a B.A. from Stanford University.

Mr. Arabia, age 54, served as President and Chief Executive Officer of Sunstone Hotel Investors, Inc., (NYSE: SHO) a real estate investment trust that owns, manages and redevelops upscale hotels and resorts, from 2015 to 2021. Mr. Arabia’s additional positions at Sunstone included: member of the Board of Directors from 2014 to 2021, President from 2013 to 2015, and Chief Financial Officer and EVP of Corporate Strategy from 2011 to 2013. Prior to joining Sunstone, Mr. Arabia served as Managing Director of Green Street Advisors’ real estate research team. Mr. Arabia joined Green Street in 1997 and created and managed the firm’s lodging research platform. Prior to joining Green Street, Mr. Arabia was a Consulting Manager at EY Kenneth Leventhal in the firm’s West Coast lodging consulting practice. Mr. Arabia also served on the Board of Directors of Education Realty Trust, Inc. (NYSE: EDR) from 2014 until its privatization in 2018. Mr. Arabia served as Chair of the Nominating and Corporate Governance Committee and as a member of the Investment and Oversight Committee of the Board of Directors of EDR. He also served on the Executive Committee of the American Hotel & Lodging Association (AHLA) and was a member of AHLA’s Real Estate Finance Advisory Council. Mr. Arabia, who earned a CPA certificate from the State of Illinois, holds an M.B.A. degree in Real Estate/Accounting from the University of Southern California and a B.S. degree in Hotel Administration from Cornell University.

Following the Effective Date, each of Ms. Gust and Mr. Arabia will be compensated under the Company’s director compensation program as in effect from time to time, as most recently described in the Company’s 2023 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2023. Each of Ms. Gust and Mr. Arabia will enter into an Indemnification Agreement, substantially in the form attached as Exhibit 10.4 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 21, 2019.

There are no arrangements or understandings between Ms. Gust or Mr. Arabia and any other persons pursuant to which they were selected as directors, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Gust or Mr. Arabia, on the one hand, and the Company, on the other hand. The Board has determined that each of Ms. Gust and Mr. Arabia meets the applicable independence requirements of the rules and regulations of the New York Stock Exchange.

The appointment of Ms. Gust and Mr. Arabia is the culmination of a process undertaken by the Nominating and Corporate Governance Committee with the assistance of the search firm, Russell Reynolds Associates, to identify and qualify director candidates in furtherance of the Board’s refreshment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: December 11, 2023	ESSEX PROPERTY TRUST, INC.

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel and Secretary

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel and Secretary